SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                           ---------------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 4, 2003



                         Commission file number: 0-19603

                         Centennial Communications Corp.
               (Exact name of registrant as specified in charter)

                Delaware                               06-1242753
      (State or other jurisdiction                    (IRS employer
            of incorporation)                      identification no.)

                                 3349 Route 138
                             Wall, New Jersey 07719
          (Address of principal executive offices, including zip code)

                          (732) 556-2200 (Registrant's
                     telephone number, including area code)


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Item 5.  Other Events


     On November 4, 2003, Centennial Communications Corp. ("Centennial") entered into an underwriting agreement with Lehman Brothers Inc. and certain selling stockholders named therein, pursuant to which Centennial will issue and sell and the selling stockholders will sell an aggregate of 10 million shares of Centennial's common stock, $0.01 par value per share, to Lehman Brothers Inc., plus up to an additional 1.5 million shares of common stock, in the aggregate, which may be issued in the event Lehman Brothers Inc. exercises its over-allotment option. Centennial will use the net proceeds due to it from this offering to repay a portion of its unsecured subordinated notes due 2009 or for general corporate purposes. The offered shares are registered under a shelf registration statement on Form S-3 under the Securities Act of 1933, as amended (File No. 333-39004), that was declared effective July 7, 2000. In connection with Centennial's filing of a definitive prospectus supplement dated November 4, 2003 and prospectus dated July 7, 2000 relating to the offering of its common stock, as described above, the underwriting agreement is being filed as an exhibit to this report and is incorporated by reference into the shelf registration statement and the prospectus contained therein.

Item 7.  Financial Statements and Exhibits.

         7(c)     Exhibits

Exhibit No.                     Description of Exhibit
-----------                     ----------------------

1              Underwriting   Agreement,   dated   November  4,  2003,   between
               Centennial   Communications  Corp.,  certain  stockholders  named
               therein and Lehman Brothers Inc.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CENTENNIAL COMMUNICATIONS CORP.


Date:  November 7, 2003             By:      /s/ Tony L. Wolk
                                          ----------------------
                                          Tony L. Wolk
                                          Senior Vice President, General Counsel



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                                 EXHIBIT INDEX

Exhibit No.                     Description
-----------                     -----------

1              Underwriting   Agreement,   dated   November  4,  2003,   between
               Centennial   Communications  Corp.,  certain  stockholders  named
               therein and Lehman Brothers Inc.




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